As filed with the Securities and Exchange Commission on March 24,1995
                      Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549
                   __________________________
                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   The Securities Act of 1933
                   __________________________
                       DANAHER CORPORATION
     (Exact name of registrant as specified in its charter)


   Delaware                                        59-1995548
   (State of                                         (I.R.S.
Incorporation)                                      Employer
                                                 Identification
                                                      No.)
                     1250 24th Street, N.W.
                     Washington, D.C.  20037
                         (202) 828-0850
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
                   __________________________

                        George M. Sherman
              President and Chief Executive Officer
                       Danaher Corporation
                     Washington, D.C.  20037
                     1250 24th Street, N.W.
                         (202) 828-0850
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copy to:

                    George P. Stamas, Esquire
                         Piper & Marbury
                     36 South Charles Street
                   Baltimore, Maryland  21201
                   __________________________

      Approximate date of commencement of proposed  sale  to  the
public:   From  time  to time after the effective  date  of  this
Registration Statement.

      If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                   __________________________

                 CALCULATION OF REGISTRATION FEE



                                                        Proposed             Proposed
                                 Amount                 maximum              maximum              Amount of
Title of  Securities             to be                  Offering             Aggregate            registration
to be Registered                 registered             Price per share      Offering price       fee

Common Stock, par
value $.01 per share          1,143,914 shares (2)        $28.25              $32,315,570.50     $11,143.28


(1) Pursuant to Rule 457, the proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low prices of Registrant's Common Stock on March 20, 1995 as reported in The Wall Street Journal (Eastern Edition) on March 21, 1995.

(2) Maximum number of shares which may be offered.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


           SUBJECT TO COMPLETION, DATED MARCH 24, 1995

                           PROSPECTUS

                        1,143,914 SHARES

                       DANAHER CORPORATION

                          Common Stock

                           ___________

     The  shares  of  Common  Stock of Danaher  Corporation  (the
"Company") offered hereby are being sold by the Selling Stockholders named herein. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of such shares by the Selling Stockholders.

     The Common Stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "DHR." On March
20, 1995, the last sales price for the Common Stock as reported on the New York Stock Exchange Composite Tape was $28.375 per share.

                           ___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ___________




         The date of this Prospectus is April ___, 1995.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, 14th Floor, Chicago, Illinois 60611. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission.

     The Common Stock of the Company is listed for trading on the New York Stock Exchange and the Pacific Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected at such exchanges.

     This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits thereto which the Company has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, or may be examined without charge at the offices of the Commission.

     No person has been authorized by the Company to give any information or to make any representations other than those contained  in  this  Prospectus  in  connection  with  the  offer contained in this Prospectus, and if given or made, such information or representations may not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of the Company since the date hereof.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The  following documents filed with the Commission (File No.
1-8089) pursuant to the 1934 Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Annual Report");

     2. The description of Common Stock contained in Item 4 of the Company's Form 8-B Registration of Securities of Certain
Successor Issuers, filed with the Commission on November 3, 1986;
and

     3. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares made hereby shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. See "Available Information." Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Danaher Corporation, 1250 24th Street, N.W., Washington, D.C. 20037, Attention:
Controller, Telephone (202) 828-0850.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           THE COMPANY

     Danaher Corporation (the "Company") operates a variety of businesses through its wholly-owned subsidiaries. These businesses are conducted in three business segments: Tools, Process/Environmental Controls and Transportation. The Company is the principal manufacturer of Sears, Roebuck and Co.'s Craftsman line and the National Automotive Parts Association line of mechanics' hand tools. The Company also manufactures
Allen    wrenches  and Jacobs drill chucks  and  is  a  leading
supplier of mechanics' hand tools through Matco Tools. In its Process/Environmental Controls segment, the Company is a leading producer of leak detection sensors for underground fuel storage tanks and motion, temperature, pressure and flow control devices. The Company's Transportation business manufactures wheel service equipment, diesel engine retarders and automotive air conditioning components which are sold under such brand names as Coats, Ammco and "Jake Brake."

     The principal executive offices of the Company are located at 1250 24th Street, N.W., Washington, D.C. 20037, telephone
(202) 828-0850.

                         USE OF PROCEEDS

     All of the proceeds from the sale of the shares of common stock, par value $.01 per share, of the Company (the "Common
Stock") offered hereby will be received by the Selling Stockholders and none of the proceeds will be received by the Company.

                      SELLING STOCKHOLDERS

     The Selling Stockholders acquired the shares of Common Stock to be offered hereby pursuant to an Agreement and Plan of Merger dated as of November 18, 1994 (the "Agreement"), among the Company, Armstrong Bros. Tool Co. ("ABT") and Griswold Machine and Engineering, Inc. Pursuant to the Agreement, ABT was merged with and into the Company on December 30, 1994 and all of the issued and outstanding capital stock of ABT was converted into cash and 1,143,914 shares of Common Stock of the Company. Although the shares of Common Stock acquired pursuant to the Agreement are held for investment, in recognition of the fact that the Selling Stockholders may wish to be legally permitted to sell the shares when they deem appropriate, the Company agreed to prepare and file a Registration Statement (of which this Prospectus is a part) with the Commission relating to the resale of such shares.

     Since the Selling Stockholders may sell all or some of the shares of Common Stock offered hereby, no estimate can be made of the aggregate amount of the Company's Common Stock that will be owned by each Selling Stockholder upon completion of the offering to which this Prospectus relates. Moreover, the number of shares of the Company's Common Stock held by the Selling Stockholders may change as a result of sales or purchases by the Selling Stockholders after the date hereof. None of the Selling Stockholders has had a material relationship within the past three years with the Company and its subsidiaries other than as a result of the ownership of the Company's Common Stock.

     The following table sets forth information concerning the number of Shares of Common Stock owned by each of the Selling
Stockholders as of the date of this Prospectus, the maximum number of shares offered by such Selling Stockholder pursuant to this Prospectus, and the number of such shares to be owned by the Selling Stockholders after completion of this offering, assuming that all Shares offered hereby are sold.

    Name                                          Number of Shares of         Number of         Shares Owned After
                                                  Common Stock                Shares Being      after completion
                                                  Owned Prior to the          Offered           of the Offering
                                                  Offering

Bette Armstrong Trustee under
Declaration of trust dated
April 10,1985                                     19,220                       19,220                0

Henry R. Hertlein and Mary
M. Hertlein Trustees, U/T/A dated
11/17/80. F/B/P Hertlein Family
Trust                                             13,502                       13,502                0

Hollis E. Lewey, Trustee of the
Hollis E. Lewey Declaration of
Trust, dtd. September 23, 1987                    43,486                       43,486                0

Hugh W. Armstrong & Rita M.
Armstrong Trustees Under the
Hugh W. Armstrong Trust dated
10/11/91                                          18,512                        18,512               0

James E. Whitfield, Howard
B. Carroll and Paul Armstrong,
as Successor Trustees of Trust
B U/W/O Lennox F. Armstrong,
deceased                                          99,764                        99,764               0

Kenneth A. Helms, Trustee of
the trust by Janet E. Helms,
Deceased                                          13,502                        13,502              0

Kenneth C. Helms Trust,
Kenneth C. Helms, Trustee                         13,502                        13,502              0

Kenneth C. Helms Trust,
Kenneth C. Helms, Trustee                         27,004                        27,004              0

Lennox J. Armstrong,
Paul Armstrong, Custodian
Mary A. Lewey, Trustee of
the Mary A. Lewey Declaration
of Trust,dtd:
September 23, 1987                                53,416                        53,416               0

Paul Armstrong Trustee
under the Nancy B. Armstrong
T/A dated 11/3/70 irrevocable
F/B/O Paul L. Armstrong,
Mary E. Armstrong, Helen C.
Armstrong, & Lennox Armstrong                       2,980                       2,980                0

Paul L. Armstrong, Trustee of
the Paul L. Armstrong
Declaration of Trust
dated December 30, 1988                            74,736                       74,736               0

Richard T. Hardy, Trustee
under Trust Agreement,
dated 12/15/92 and Known
as the Richard T. Hardy Trust                      18,366                       18,366                0

Rita M. Armstrong & Hug2h
W. Armstrong, Trustees under
the Rita M. Armstrong Trust
dated 10/11/91                                      16,338                       16,338                 0

The Northern Trust Company
as sole Trustee under the
will of Kezia E. Armstrong                         126,084                      126,084                 0

Virginia A. Carroll, Jean
M. Armstrong, Trustees,
Trust B U/W/O Horace
Armstrong2                                          85,232                      85,232                  0

Bruce M.                          Armstrong         23,470                      23,470                  0
Daniel J.                         Armstrong         10,588                      10,588                  0
Deshler D.                        Armstrong         14,350                      14,350                  0
Donald L.                         Armstrong         16,760                      16,760                  0
Ellen D.2                         Armstrong          5,176                       5,176                  0
Gregory J.                        Armstrong         11,646                      11,646                  0
Jane K.                           Armstrong         12,640                      12,640                  0
Jean M.                           Armstrong          4,476                       4,476                  0
Jeffrey J.                        Armstrong         10,352                      10,352                  0
Jill                              Armstrong          5,176                       5,176                  0
John D.                           Armstrong         17,298                      17,298                  0
Marcia B.                         Armstrong          4,968                       4,968                  0
Paul                              Armstrong         42,430                      42,430                  0
Robert E.                         Armstrong         10,588                      10,588                  0
Thomas S.                         Armstrong         21,416                      21,416                  0
Teresa M.                         Armstrong          2,732                       2,732                  0
Paul L.                           Armstrong II      11,582                      11,582                  0
Hugh W.                           Armstrong III     10,836                      10,836                  0
William T.                        Armstrong, Jr.    17,082                      17,082                  0
Mary Jean                         Basta              6,800                       6,800                  0
Lois M.                           Bentsen           11,050                      11,050                  0
Howard B.                         Carroll           17,922                      17,922                  0
Virginia Armstrong                Carroll            4,224                       4,224                  0
Barbara A.                        Hoburg            11,050                      11,050                  0
Allen A.                          Johnson            6,080                       6,080                  0
Barbara Jean                      Johnson            4,968                       4,968                  0
John H.                           Lewey              6,800                       6,800                  0
Rita A.                           Nash              18,734                      18,734                  0
Ruth E.                           Neitzel           11,050                      11,050                  0
John A.                           Peyton            13,502                      13,502                  0
Thomas R.                         Peyton            13,502                      13,502                  0
Flora H.                          Schumacher        54,010                      54,010                  0
Barbara J.                        Schwartz           8,178                       8,178                  0
William G.                        Simon, Jr.         3,726                       3,726                  0
Carol L.                          Steadman           2,912                       2,912                  0
Eva M.2                           Steadman          13,502                      13,502                  0
Paul Armstrong & Patrick
Allender, as Escrow Agents                          56,694                      56,694                  0

Totals                                           1,143,914                   1,143,914

__________________
*  None  of the Selling Stockholders own 1% or more of the Common
Stock.


                      PLAN OF DISTRIBUTION

     The Company's Common Stock is listed on the New York Stock Exchange ("NYSE", Symbol: DHR) and on the Pacific Stock Exchange ("PSE"). Application will be made to list the shares offered hereby on the NYSE and the PSE. Subject to approval of the NYSE and the PSE, the Selling Stockholders may sell from time to time shares of Common Stock offered hereby in transactions on the NYSE, the PSE, in privately-negotiated transactions or otherwise, in each case at prices satisfactory to the Selling Stockholders.

     The brokers or dealers through or to whom the shares of Common Stock offered hereby may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event, all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation.

     The Common Stock offered hereby will be sold by the Selling Stockholders acting as principals for their own account. The Company will receive no proceeds from this offering. The Selling Stockholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions, and related fees and expenses, but the Company will bear the costs of preparing the Registration Statement of which this Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration under federal and state securities laws.

                          LEGAL MATTERS

     The legality of the shares offered hereby is being passed upon for the Company by Piper & Marbury, Baltimore, Maryland, counsel to the Company.

                             EXPERTS

     The financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen
LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.




No      person     has     been
authorized  by the  Company  to
give any information or to make
any  representations other than             1,143,914 Shares
those    contained   in    this
Prospectus  in connection  with               Common Stock
the  offer  contained  in  this
Prospectus,  and  if  given  or
made,   such   information   or
representations  may   not   be            ___________________
relied  upon  as  having   been
authorized   by  the   Company.
This   Prospectus   does    not
constitute an offer to sell  or                  DANAHER
a  solicitation of an offer  to                CORPORATION
buy  any  of the securities  in
any  jurisdiction in which such            ___________________
offer  or solicitation  is  not
authorized,  or  in  which  the
person  making  such  offer  or
solicitation  is not  qualified                PROSPECTUS
to  do so, or to any person  to
whom  it  is unlawful  to  make              _________, 1995
such   offer  or  solicitation.
Neither  the delivery  of  this           _____________________
Prospectus  nor any  sale  made
hereunder   shall   create   an
implication that there has been
no change in the affairs of the
Company since the date hereof.



       Table of Contents

                         Page

Available Information     2
Incorporation of Certain
   Documents by Reference 2
The Company               3
Use of Proceeds           4
Selling Stockholders      4
Plan of Distribution      6
Legal Matters             6
Experts                   6



                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


     Filing Fee-Securities and Exchange Commission        $11,143.28
     Fees and Expenses of Counsel                          $1,500
     Miscellaneous Expenses                                $2,000
       TOTAL                                              $14,692.50

     _________


     Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Article X of the Registrant's Amended Certificate of Incorporation and Article VIII of the Registrant's By-Laws provides for indemnification of directors and officers of the Registrant to the extent permitted by Section 145.

     Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exception, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article X of the Amended Certificate of Incorporation of the Registrant eliminates the liability of directors except to the extent that such liability arises (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL which relates to the unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

     The foregoing statements are subject to the detailed provisions of Section 102(b)(7) and 145 of the DGCL, Article X of the Restated Certificate of Incorporation of the Registrant and
Article VIII of the Bylaws of the Registrant, as applicable.

     Item 16.  Exhibits

Exhibit No.             Description

    4.1      Credit  Agreement  dated  as   of    Incorporated
             September  7, 1990 among  Danaher    by Reference
             Corporation,    the     Financial
             Institutions Listed  Therein  and
             Bankers Trust Company as Agent.

    4.2      Note Agreement as of November  1,    Incorporated
             1992  Between Danaher Corporation    by Reference
             and Lenders Referenced Therein

    4.3      Note  Agreement as  of  April  1,    Incorporated
             1993  Between Danaher Corporation    by Reference
             and Lenders Referenced Therein

     5       Opinion   of  Piper   &   Marbury    Filed
             regarding  the  legality  of  the    herewith
             securities being registered

   10.1      Agreement as of November 1,  1990    Incorporated
             between    Danaher   Corporation,    by Reference
             Easco Hand Tools, Inc. and Sears,
             Roebuck and Co.

   23.1      Consent of Arthur Andersen & Co.     Filed
                                                  herewith

   23.2      Consent   of  Piper   &   Marbury    Filed
             (included in Exhibit 5)              herewith



     Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)  The undersigned Registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by Section
     10(a)(3)  of  the  Securities Act of 1933, as  amended  (the
     "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(1)(i)  and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

           (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 24th day of March, 1995.

                                   DANAHER CORPORATION



                                   By  /s/ George M. Sherman
                                           George M. Sherman, President
                                           and Chief Executive Officer

     Known all men by these presents, that each person whose signature appears below constitutes and appoints George M. Sherman and C. Scott Brannan (with full powers to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power and substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments  or  post-effective amendments  to  this  Registration
Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of  1933,
this  registration  statement  has  been  signed  below  by   the
following persons in the capacities and on the dates indicated.

      Signature                   Title                 Date

                             President, Chief
/s/ George M. Sherman        Executive Officer
                              and Director              March 24, 1995
George M. Sherman          (Principal Executive
                                 Officer)

                               Senior Vice
/s/ Patrick W. Allender       President, Chief
                            Financial Officer
Patrick W. Allender           and Secretary             March 24, 1995
                           (Principal Financial
                                 Officer)


/s/ C. Scott Brannan            Controller
C. Scott Brannan                (Principal              March 24, 1995
                           Accounting Officer)


/s/ Mortimer M. Caplin
Mortimer M. Caplin              Director                March 24, 1995


/s/ Donald J. Ehrlich           Director                March 24, 1995
Donald J. Ehrlich

/s/ Walter G.Lohr,Jr.           Director                March 24, 1995
Walter G. Lohr, Jr.


/s/ Mitchell P. Rales           Director                March 24, 1995
Mitchell P. Rales


/s/ Steven M. Rales
Steven M. Rales                 Director                March 24, 1995


/s/ A. Emmet Stephenson, Jr.    Director                March 24, 1995
A. Emmet Stephenson, Jr.


                          EXHIBIT INDEX


                                                    Sequentially
Exhibit No.              Description               Numbered Page

     5       Opinion of Piper & Marbury regarding  the       17
             legality of the of the securities being registered

   23.1      Consent of Arthur Andersen & Co.            19

   23.2      Consent  of Piper & Marbury (included  in
             Exhibit 5)